UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2020
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue	60611
Suite 2700
Chicago
Illinois
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
Stock Purchase Agreement
On January 9, 2020, R1 RCM Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Clearsight Intermediate Holdings, Inc. (“Seller Blocker”) and Clearsight Group Holdings, LLC (the “Seller”), providing for the purchase (the “Acquisition”) by the Company from the Seller of all of the issued and outstanding equity interests of Seller Blocker, which owns all of the issued and outstanding equity interests of scheduling.com, Inc. d/b/a SCI Solutions, Inc. (“SCI”).
Pursuant to the terms of the Agreement, the Company will acquire Seller Blocker and SCI for $190 million in cash, subject to customary adjustments for working capital, cash, debt and transaction expenses, plus an earn-out payment of up to $10 million if certain financial and operational targets are met twelve months following the closing date. The Company intends to fund the Acquisition and the related fees and expenses with the proceeds of an incremental term loan facility (the “Financing”) together with cash on hand and borrowings under the Company’s revolving credit facility. Concurrently with the execution of the Agreement, the Company entered into a debt financing commitment letter for the Financing (as described in more detail below). Pursuant to the Agreement, the Company has agreed to customary covenants to obtain the Financing, and the Seller has agreed to provide reasonable cooperation with the Company in the Company’s efforts to obtain the Financing. There is no financing condition to the consummation of the Acquisition. The Agreement contains customary representations, warranties and closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended.
Either the Company or the Seller may terminate the Agreement (i) if the transactions have not been consummated on or before May 9, 2020 (the “Outside Date”) or (ii) if any governmental authority issues a judgment, order, decree or other ruling enjoining, or otherwise prohibiting, the transactions contemplated by the Agreement. The Company may terminate the Agreement if there has been a material violation or breach by the Seller of any covenant, representation or warranty contained in the Agreement that has prevented, or would prevent, the satisfaction of any condition to the obligations of the Company at the closing. The Seller may terminate the Agreement (i) if there has been a material violation or breach by the Company of any covenant, representation or warranty contained in the Agreement that has prevented, or would prevent, the satisfaction of any condition to the obligations of Seller Blocker or the Seller at the closing, in which case the Company may be required to pay to the Seller a termination fee of $20 million, or (ii) if all conditions to the Company's obligation to close have been satisfied or waived and the Company fails to consummate the Acquisition within two business days of following confirmation by the Seller in writing that it is prepared to close, in which case the Company may be required to pay to the Seller a termination fee of $20 million. The Agreement may also be terminated by mutual written consent of the Company and the Seller.
The transaction is expected to close in the second quarter of 2020.
The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement contains representations and warranties by each of the parties to the Agreement, which were made only for purposes of that Agreement and as of specified dates. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Seller, SCI or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.02 Results of Operations and Financial Condition.

To the extent the information in Item 7.01 or Exhibit 99.2 relates to a completed fiscal period, such information is incorporated by reference into this Item 2.02.
Item 7.01 Regulation FD Disclosure.
On January 13, 2020, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.
The Company has prepared an investor presentation for use at the 38th Annual J.P. Morgan Healthcare Conference on Wednesday, January 15, 2020 at 8:00 a.m., Pacific Time, in San Francisco. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure. A live audio webcast and replay of the presentation will be available on the Investor Relations section of the Company’s website at r1rcm.com. The archived webcast and the slides contained in Exhibit 99.2 will also be available for 90 days following the presentation on the Investor Relations section of the Company’s website.
The investor presentation, the Company’s website and the other information in Items 2.02 and 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
Debt Commitment Letters
Concurrently with the signing of the Agreement, the Company entered into a debt commitment letter, dated as of January 9, 2020 (the “Commitment Letter”), with Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, and certain of their affiliates named therein, for a $150 million incremental first lien term loan facility (the “Incremental Term Loan”). The Commitment Letter and the commitments contemplated thereby will terminate on May 9, 2020 (coinciding with the termination date with respect to the Agreement). The proceeds of the Incremental Term Loan will be used, together with the Company’s cash on hand and borrowings under the Company’s revolving credit facility, to pay the purchase price of the Acquisition (including related fees and expenses). The Incremental Term Loan will have terms consistent with those of the Company’s existing term loans (the “Initial Term Loans”) under the Credit Agreement, dated as of June 26, 2019 (the “Credit Agreement”), by and among the Company, certain of its subsidiaries, Bank of America, N.A., as administrative agent, and the lenders named therein, including with respect to interest, maturity, amortization and prepayments.
The commitments set forth in the Commitment Letter are subject to customary conditions contained in the Commitment Letter, including the execution of definitive documentation and the consummation of the Acquisition. The representations and warranties, affirmative and negative covenants, indemnity obligations and events of default set forth in the Credit Agreement will apply to the Incremental Term Loan. The Company will pay certain customary fees in connection with the Incremental Term Loan.
Forward-Looking Statements
This report includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts, and include statements about the expected terms of the proposed Acquisition and the related financing, the anticipated benefits of the proposed Acquisition and the expected timing of closing the proposed Acquisition. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to risks related to the satisfaction of the conditions to closing the Acquisition and the related financing in the anticipated timeframe or at all, risks that the expected benefits from the proposed Acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, significant transaction costs, unknown or understated liabilities, as well as the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018, our quarterly reports on Form 10-Q and any other periodic reports we file with the Securities and Exchange Commission.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1*	Stock Purchase Agreement, dated as of January 9, 2020, by and among R1 RCM Inc., Clearsight Intermediate Holdings, Inc. and Clearsight Group Holdings, LLC.
99.1	Press Release dated January 13, 2020.
99.2	Presentation dated as of January 15, 2020.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*	Exhibits and schedules were omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 13, 2020

R1 RCM Inc.

		By:	/s/ Richard B. Evans, Jr.

Richard B. Evans, Jr.
Interim Chief Financial Officer